THE INVESTMENT COMPANY OF AMERICA
Certificate of Designation
Pursuant to Section 151
of the General Corporation Law
of the State of Delaware
_______________
                           Certificate of Designation
                       Series B Alternative Common Stock
 We, Anne M. Llewellyn and Vincent P. Corti, being, respectively, a Vice President and the Secretary of The Investment Company of America, a corporation organized and existing under the General Corporation Law of Delaware (the "Corporation"), do hereby certify:
 FIRST: That, pursuant to authority expressly vested in the Board of Directors of the Corporation by provisions of its Certificate of Incorporation, the Board of Directors has duly adopted the following resolution:
 RESOLVED, that this Board of Directors, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issuance of one series of Alternative Common Stock of the Corporation and hereby fixes the voting powers, designation, preferences and relative, participating, optional, conversion or other special rights, and qualifications, limitations or restrictions thereof, limitations as to dividends, or terms or conditions of redemptions, as follows:
 (1) Designation and Number of Shares. One billion, two hundred fifty million (1,250,000,000) shares of Alternative Common Stock of the Corporation shall constitute a series of Alternative Common Stock designated as Series B Alternative Common Stock, par value $0.001 per share (hereinafter, "Series B Stock").
(2) Voting and Other Rights; Limitations, Terms and Conditions, etc. Except to the extent provided otherwise by the Certificate of Incorporation of the Corporation, the shares of Common Stock, par value $0.001 per share, of the Corporation and the shares of Series B Stock shall represent an equal proportionate interest in the assets of the Corporation (subject to the liabilities of the Corporation) and each share shall have identical voting, dividend, liquidation and other rights; PROVIDED, HOWEVER, that notwithstanding anything in the Certificate of Incorporation of the Corporation to the contrary:
 (i) Shares of Common Stock and Series B Stock may be issued and sold subject to different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940 (the "Investment Company Act") and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the shares;
 (ii) Liabilities and expenses that should be properly allocated to the shares of a particular class and series of capital stock may, pursuant to a plan adopted by the Board of Directors of the Corporation to conform with rule 18f-3 under the Investment Company Act, or a similar rule, provision, interpretation or order under the Investment Company Act, be charged to and borne solely by that class and series and the bearing of expenses solely by shares of a class and series may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of different classes and series of capital stock;
 (iii) Except as otherwise provided hereinafter, on the first Friday of the first calendar month following the expiration of a 96-month period commencing on the first day of the calendar month during which shares of Series B Stock were purchased by a holder thereof (if such Friday is not a business day, on the next succeeding business day), such shares (as well as a pro rata portion of any shares of Series B Stock purchased through the reinvestment of dividends or other distributions paid on all shares of Series B Stock held by such holder) shall automatically convert to shares of Common Stock on the basis of the respective net asset values of the shares of Series B Stock and the shares of Common Stock on the conversion date; PROVIDED, HOWEVER, that the Board of Directors, in its sole discretion, may suspend the conversion of shares of Series B Stock if any conversion of such shares would constitute a taxable event under federal income tax law (in which case the holder of such shares of Series B Stock shall have the right to exchange from time to time any or all of such shares of Series B Stock held by such holder for shares of Common Stock on the basis of the respective net asset values of the shares of Series B Stock and Common Stock on the applicable exchange date and without the imposition of a sales charge or fee); and PROVIDED, FURTHER, that conversion (or exchange) of shares of Series B Stock represented by stock certificates shall be subject to tender of such certificates; and
(iv) Subject to the foregoing paragraph, Series B Stock shall have such other exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act.
SECOND: That such determination of the voting rights, designation, preferences and relative rights, and qualifications, limitations or restrictions thereof relating to said Series B Stock was duly made by the Board of Directors of the Corporation pursuant to provisions of the Certificate of Incorporation of the Corporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, this Certificate of Designation has been signed by a Vice President and the Secretary of the Corporation and said Corporation has caused its corporate seal to be hereunto affixed, all as of the 6th day of January, 2000.
  THE INVESTMENT COMPANY OF AMERICA
(seal)
   By: _________________________________
    Anne M. Llewellyn
    Vice President
ATTEST:
By: _________________________________
 Vincent P. Corti
 Secretary
            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                       THE INVESTMENT COMPANY OF AMERICA
 We, the undersigned, being a duly elected Vice President and Secretary of the Investment Company of America (the "Company"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify:
 FIRST: That at a meeting duly held on August 11, 1999, the Board of Directors of the Company approved proposed amendments of the Certificate of Incorporation of the Company, declaring said amendments to be advisable and authorizing the proposed amendments to be presented to the shareholders of the Company at the next Annual Meeting of Shareholders for their consideration. The proposed amendments are as follows:
 Article VI. to be amended to read:
                                   ARTICLE VI
 The total number of shares of all classes of stock which the Corporation shall have authority to issue is five billion (5,000,000,000) shares, of which two billion five hundred million (2,500,000,000) shares shall be Common shares of capital stock of the par value of $0.001 per share, (hereinafter, "Common Stock"), and two billion five hundred million (2,500,000,000) shares shall be Alternative Common shares of capital stock of the par value of $0.001 per share (hereinafter, "Alternative Common Stock").
 Article VII. to be amended to read:
                                  ARTICLE VII
1. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of capital stock shall be governed by the following provisions:
(a) All shares of Common Stock and Alternative Common Stock shall represent the same interest in the Corporation and have the same voting powers, preferences and relative, participating, optional, conversion or other special rights, and qualifications, limitations or restrictions thereof, limitations as to dividends, and terms and conditions of redemption, except to the extent expressed otherwise in this Certificate of Incorporation, any amendment thereof, or as provided for in a resolution or resolutions adopted by the Board of Directors pursuant to authority vested in it by this Certificate, or as otherwise provided by law.
(b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Alternative Common Stock in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative, participating, optional, conversion or other special rights, and qualifications, limitations or restrictions thereof, limitations as to dividends, or terms or conditions of redemption, as shall be stated and expressed in any resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, including (but without limiting the generality thereof) the following:
 (i) The designation of such series.
 (ii) The dividends payable on the shares of such series, the relation which such dividends shall bear to the dividends payable on the shares of any other class or classes of stock, or series thereof.
 (iii) Whether the shares of such series shall be subject to redemption by the Corporation (or at the option of the holder thereof), and, if made subject to redemption by the Corporation (or at the option of the holder thereof), the times, prices and other terms and conditions of such redemption (in either case).
 (iv) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes (or series thereof) of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.
 (v) Whether the shares of such series shall be subject to any distribution-related fees or expenses chargeable against the income or redemption price of shares of such series.
(c) Dividends. Dividends on shares of the Corporation's capital stock may be paid with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time. Such dividends may vary between or among classes of stock (or series thereof) to reflect differing allocations of liabilities and expenses allocable to such class (or series) to such extent as may be provided in or determined pursuant to this Certificate, any amendment thereof, or in any resolution or resolutions providing for the issue of such shares of capital stock adopted by the Board of Directors. All dividends and distributions on shares of a particular class (or series thereof) shall be distributed pro rata to the holders of that class (or series thereof) in proportion to the number of shares of that class (or series thereof) held by such holders at the date and time of record established for the payment of such dividends or distributions.
Dividends may be paid in cash, property or additional shares of the same or another class or series or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends are to be paid. Any such dividend paid in shares shall be paid at the current net asset value thereof.
(d) Voting. On each matter submitted to a vote of the stockholders, each holder of shares shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote as a single class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act or by the General Corporation Law of the State of Delaware, such requirement as to a separate vote by that class or series shall apply in lieu of Single Class Voting; (ii) in the event that the separate vote requirements referred to in clause (i) above apply with respect to one or more (but less than all) classes or series, then, subject to clause (iii) below, the shares of all other classes and series shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular class (or series thereof), only the holders of shares of the one or more affected classes (or series thereof) shall be entitled to vote.
(e) Redemption by Stockholders. Each holder of shares of Common Stock or Alternative Common Stock (or series of such Alternative Common Stock) shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his or her shares of that class and series, at a redemption price per share equal to the net asset value per share of that class and series next determined after the shares are properly tendered for redemption, less such redemption fee or sales charge, if any, as may be established by the Board of Directors in its sole discretion. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by the Investment Company Act, make payment wholly or partly in securities or other assets, at the value of such securities or assets used in such determination of net asset value.
Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any class and series to require the Corporation to redeem shares of that class and series during any period or at any time when and to the extent permissible under the Investment Company Act.
(f) Redemption by Corporation. The Board of Directors may cause the Corporation to redeem at their net asset value the shares of any class (or series thereof) held in an account having, because of redemptions or exchanges, a net asset value on the date of the notice of redemption less than the minimum initial investment in that class (or series thereof) specified by the Board of Directors from time to time in its sole discretion, provided that at least 60 days' prior written notice of the proposed redemption has been given to the holder of any such account by mail, postage prepaid, at the address contained in the books and records of the Corporation and such holder has been given an opportunity to purchase the required value of additional shares.
(g) Net Asset Value Per Share. For the purposes referred to in this Certificate of Incorporation, the net asset value of shares of the capital stock of the Corporation of each class (or series thereof) as of any particular time (a "determination time") shall be determined by or pursuant to the direction of the Board of Directors as follows:
 (i) The net asset value of each share of capital stock, as of a determination time, shall be the quotient obtained by dividing the net value of the assets of the Corporation (determined as hereinafter provided) as of such determination time by the total number of shares of capital stock then outstanding.
 The net value of the assets of the Corporation shall be determined in accordance with sound accounting practice by deducting from the gross value of the assets of the Corporation (determined as hereinafter provided) the amount of all liabilities as of such determination time.
 The gross value of the assets of the Corporation as of such determination time shall be an amount equal to all cash, receivables, the market value of all securities for which market quotations are readily available and the fair value of other assets of the Corporation at such determination time, all determined in accordance with sound accounting practice and giving effect to the following:
 (ii) At times when a class is classified into multiple series, the net asset value of each share of stock of a series of such class shall be determined in accordance with subsections (i) and (iii) of this Section (g) with appropriate adjustments to reflect differing allocations of liabilities and expenses between or among series of such class to such extent as may be provided in or determined pursuant to this Certificate, any amendment thereof, or as stated and expressed in any resolution or resolutions adopted by the Board of Directors providing for the issue of such shares of such series.
 (iii) The Board of Directors is empowered, in its discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary or desirable, including, without limiting the generality of the foregoing, any method deemed necessary or desirable in order to enable the Corporation to comply with any provision of the Investment Company Act or any rule or regulation thereunder. Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the Corporation's assets, and the net asset value per share of outstanding shares of the Corporation's capital stock, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the General Corporation Law of the State of Delaware and the Investment Company Act, to determine which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital.
(h) Conversion or Exchange Rights. (i) Subject to compliance with the requirements of the Investment Company Act, the Board of Directors shall have the authority to provide that holders of shares of any series or class shall have the right to exchange said shares into shares of one or more other series or class of shares in accordance with such requirements and procedures as may be established by the Board of Directors.
 (ii) At such times (which may vary among shares of a class) as may be determined by the Board of Directors, shares of a particular series of a class may be automatically converted into another series of such class or other class based on the relative net asset value of such shares at the time of conversion, subject, however, to any conditions of the conversion that may be imposed by the Board of Directors.
2. (a) Shares of the various series of each class of capital stock shall represent the same interest in the Corporation and have, except as provided to the contrary in any subsequently filed certificate of designations, identical voting, dividend, liquidation, and other rights, terms and conditions with any other shares of capital stock of that class; provided however, that notwithstanding anything in this Certificate to the contrary, shares of the various series of a class and various classes shall be subject to such differing front-end sales loads, contingent deferred sales charges, fees or expenses under a plan of distribution or other arrangement related to distribution of shares issued by the Corporation, and administrative, recordkeeping, or service fees, each as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and any rules or regulations promulgated thereunder and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the shares; and provided further that expenses related solely to a particular series of a particular class of capital stock (including, without limitation, fees or expenses under a plan of distribution and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne solely by such series and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution, redemption and liquidation rights of the shares of the series in question.
(b) As to any matter with respect to which a separate vote of any series of a class is required by the Investment Company Act or by the General Corporation Law of the State of Delaware (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (a) above), such requirement as to a separate vote by that series shall apply in lieu of Single Class Voting, and if permitted by the Investment Company Act or the General Corporation Law of the State of Delaware, the series of more than one class shall vote together as a single class on any such matter which shall have the same effect on each such series. As to any matter which does not affect the interest of a particular series of a class, only the holders of shares of the affected series of that class shall be entitled to vote.
3. The Corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the Certificate of Incorporation or By-Laws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.
 SECOND: That at the Annual Meeting of Shareholders held on October 19, 1999 as adjourned to November 16, 1999, pursuant to notice duly given, the holders of a majority of the outstanding Common shares of the Company's Capital Stock voted in favor of the above referenced amendments.
 THIRD: That the above-referenced amendments were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, as amended.
 IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been executed on behalf of The Investment Company of America by its duly authorized officers this 27th day of December, 1999.
 IN WITNESS WHEREOF, we, Anne M. Llewellyn, Vice President of The Investment Company of America, and Vincent P. Corti, Secretary of The Investment Company of America, have signed this certificate and caused the Corporation to be hereunto fixed this 27h day of December, 1999.
    THE INVESTMENT COMPANY OF AMERICA
                 (seal)
    By
            Anne M. Llewellyn
            Vice President
ATTEST

Vincent P. Corti
Secretary